UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 18, 2008

ASI ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware                       000-27881        522101695
(State or other jurisdiction of    (Commission      (IRS Employer
incorporation or organization)     file number)     Identification No.)

Level 1, 45 Exhibition Street                          3000
Melbourne, Victoria, Australia
(Address of principal executive officers)                (Zip Code)

+61 3 9016 3021
Registrants telephone number, including area code


(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
   CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
   CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On June 18, 2008, ASI Entertainment, Inc. ("ASIE") entered into a Product License Agreement (the "Agreement") with ASIQ Ltd. ("ASIQ"). ASIQ is a former subsidiary of ASIE which was privatized in a restructure effective December 31, 2006. The directors of ASIE retain shareholdings in ASIQ and three of ASIE's directors, Mr Ron Chapman, Mr Graham Chappell and Mr Philip Shiels are directors of ASIQ.

Under the Agreement:

1. ASIE grants ASIQ the exclusive world wide license to the SafeCell intellectual property for development, marketing and sale for any ground based applications, including the PicoBlue application which has been developed by ASIQ.

2. ASIE agrees to contract ASIQ exclusively to integrate the PicoBlue application with SafeCell for use in the SafeCell in-flight program.

3. ASIE agrees not to utilize the PicoBlue software in any application other than the in-flight program.

4. ASIQ will pay ASIE a license fee $200,000 plus royalty fees of 5% of the revenue received by ASIQ from Pico Blue.


Item 8.01  Other Events.

On June 18, 2008, ASI Entertainment, Inc. issued a press release relating to the execution of the Agreement. A copy of the press release is attached as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in the press release.


Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number#  Description

Exhibit 99.1     Press release of ASI Entertainment, Inc. dated June 18,
               2008.


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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ASI ENTERTAINMENT, INC.
(Registrant)
By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: June 18, 2008



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